Exhibit 99.1
Pro Forma Capitalization
The following table reflects the pro forma capitalization of the Company after the acquisition of Horizon Health Corporation (“Horizon Health”), assuming the transaction closed on March 31, 2007:
($ in millions)
PRO FORMA CAPITALIZATION

	March 31, 2007
	PSI		Horizon		Pro Forma

Cash	$15.7				$15.7

Revolver (1)	$120.0		$50.0		$170.0
Term Loan B	350.0		225.0		575.0
HUD Mortgages	27.0		7.0		34.0
Other	8.0				8.0

Total Senior Secured Debt	$505.0				$787.0

7 3/4% Senior Subordinated Notes	$220.0				$220.0
Senior Subordinated Debt	—		200.0		200.0
10 5/8% Senior Subordinated Notes	38.7		(38.7)		—

Total Debt	$763.7				$1,207.0

Stockholder’s Equity	$666.3				$666.3

Total Book Capitalization	$1,430.0				$1,873.3

Credit Statistics
Pro Forma Adjusted LTM EBITDA (4)	$212.5	(2)	$48.5	(3)	$261.0

Senior Secured Debt / Pro Forma Adj. LTM EBITDA (4)	2.4x				3.0x
Total Debt / Pro Forma Adj. LTM EBITDA (4)	3.6				4.6
Net Debt / Pro Forma Adj. LTM EBITDA (4)	3.5				4.6
Total Debt / Total Capitalization	53.4%				64.4%

(1)	$300 million capacity.

(2)	Includes PSI LTM and acquisitions completed during 2006 and 2007.

(3)	Includes Horizon Health and pro forma adjustments, including $10 million of assumed synergies.

(4)	Please refer to Exhibit 99.2 for a Reconciliation of Income from Continuing Operations to Adjusted LTM EBITDA and Pro Forma Adjusted LTM EBITDA.